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                                 EXHIBIT INDEX
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Exhibit Number                          Description
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           99.1____________             Cautionary Statement


                                                     Exhibit 99.1

                             Cautionary Statement
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     Navigant International, Inc. ("Navigant") and its representatives from time to time participate in speeches and calls with market analysts, conferences with investors and potential investors of Navigant securities, interviews with newspapers, magazines and news services, and other meetings and conferences.

     The information presented in such speeches, calls, interviews, meetings and conferences may include forward-looking statements. Statements that are not historical facts, including statements about Navigant's or its representatives' beliefs and expectations, are forward-looking statements. These statements will be based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and Navigant undertakes no obligation to update publicly any of them in light of new information or future events.

     Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook and performance of a corporate travel management service provider operating in the global economy. Some factors include changes or reductions in the commission structure in the travel industry, changes in laws or regulations concerning the travel industry, trends in the travel industry (including competitive consolidation and increased use of the Internet and computer on-line services), the ability of Navigant to successfully integrate the operations of existing or acquired travel agency companies, limitations in the availability of funds or other capital resources to finance future acquisitions, Navigant's ability to negotiate favorable travel management contracts with its current and future customers, any loss or modification of material contracts Navigant has with travel suppliers or current customers, liabilities arising under indemnification and contribution agreements entered into by Navigant in connection with its spin-off from U.S. Office Products Company in June 1998, and a variety of other factors such as a recession or slower economic growth, weather conditions and concerns for passenger safety that could cause a decline in travel demand.